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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement No. 333-54692 of Tyco International Ltd. on Form S-8 of our report dated June 11, 2004, relating to the financial statements of the Tyco International (US) Inc. Retirement Savings and Investment Plan VII as of and for the year ended December 31, 2003 which appears in this Form 11-K.

/s/ Mitchell & Titus, LLP
New York, New York June 23, 2004

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Consent of Independent Registered Public Accounting Firm